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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                JANUARY 6, 1998

                                MAIL-WELL, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   COLORADO
                (State or Other Jurisdiction of Incorporation)

                1-12551                                 84-1250533
        (Commission File Number)           (IRS Employer Identification Number)

                  23 INVERNESS WAY EAST, ENGLEWOOD, CO 80112
             (Address of principal executive offices)  (Zip Code)

                                 303-790-8023
             (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On January 6, 1998, Mail-Well I Corporation ("Mail-Well"), a wholly-owned subsidiary of Mail-Well, Inc. (the "Registrant"), acquired all of the outstanding capital stock of Poser Business Forms, Inc. ("Poser"), a printer of custom business communications documents for the distributor market. The purchase price was approximately $60 million, subject to certain adjustments for delivered working capital and indemnities, which consisted of cash and the repayment of certain indebtedness of Poser. The selling shareholders consisted principally of Sowell & Co., a Dallas-based leveraged buyout firm, and certain members of Poser's management. The selling shareholders had no prior business or other relationship with the Registrant, Mail-Well or any of their respective officers, directors or affiliates.

        The funds used to acquire Poser came from cash on hand and draws under Mail-Well's unsecured line of credit with Bank of America, N.A.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits.

        2. Stock Purchase Agreement dated December 15, 1997, by and among Mail-Well I Corporation, Poser Business Forms, Inc. and certain Sellers identified therein.

        The Registrant undertakes to furnish supplementally to the Commission upon request a copy of any omitted schedule to the foregoing Exhibit.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Mail-Well, Inc.
                                               ---------------
                                                 (Registrant)



                                               By: /s/ Paul V. Reilly
                                                   -----------------------------
                                                   Paul V. Reilly, President and
                                                    Chief Operating Officer

Date: January 21, 1998
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                                 EXHIBIT INDEX

2. Stock Purchase Agreement dated December 15, 1997, by and among Mail-Well I Corporation, Poser Business Forms, Inc. and certain Sellers identified therein.